Exhibit 99.1

Yongye International Announces Second Quarter 2012 Financial Results

BEIJING, August 9 , 2012 -- Yongye International, Inc. (NASDAQ: YONG), ("Yongye" or the "Company") a leading developer, manufacturer, and distributor of crop nutrient products in the People's Republic of China ("PRC"), today announced its financial results for the quarter ended June 30, 2012.

Second Quarter 2012 Financial Highlights

  Revenue increased 14.8% to $177.6 million from $154.7 million in the second quarter of 2011
  Gross profit increased 17.8% year-over-year to $108.1 million
  Income from operations increased 3.9% to $53.5 million
  Net income attributable to Yongye increased 4.0% to $41.1 million from $39.5 million for the same period of 2011. Diluted earnings per share for the quarter was $0.74, compared to $0.77 for the same period of 2011
  Adjusted net income attributable to Yongye, which excludes non-cash expenses related to share-based compensation for management and independent directors, the amortization of the acquired Hebei customer list, and a change in the fair value of derivative liabilities, was $43.0 million, or $0.78 per diluted share, compared to $40.5 million, or $0.82 per diluted share, in the same period last year*
  Cash flows from operating activities was $8.1 million for six months ended June 30, 2012, compared to cash flows used in operating activities of $(27.8) million in the same period of 2011

It is important to note that, since the fourth quarter of 2011, for those provincial-level distributors with prolonged payment records, the Company has recognized revenue upon the receipt of cash, instead of upon shipments. We continue to provide these provincial-level distributors with six-month credit terms. During the second quarter of 2012, the Company primarily collected cash for sales to these distributors with shipments made in the fourth quarter of 2011, which is a non-peak season for us. Consequently, a significant amount of sales and related profits were not recorded in the Company’s financial statements. Despite this fact, orders, shipments and the profitability of our business remain very strong. The shipments of crop and animal nutrient products made by the Company in the second quarter of 2012 and 2011 were 18,300 tons and 13,349 tons, respectively, representing a 37.1% increase over the prior year quarter, while our selling prices have remained stable. We have collected all of the outstanding accounts receivable balance at the end of 2011. None of Yongye’s distributors have an overdue accounts receivable balance at the end of this quarter.

Mr. Zishen Wu, Chairman and Chief Executive Officer of Yongye International, stated, “The underlying fundamentals of our business are strong. Shipments increased 37.1% over the prior year quarter, and we continue to see robust demand for our Shengmingsu products. Additionally, we are particularly pleased with the solid performance of our two new liquid crop nutrient products, which is a testament to the strength of the Yongye brand. We also made significant progress with our capacity expansion efforts and mine exploration initiative during the quarter, both of which are consistent with our long-term strategy to realize significant competitive advantages and meet the growing demand for our products. With these initiatives in place and our expanding branded retailer network, I am confident that Yongye is well positioned for sustainable long-term growth.”

Second Quarter 2012 Results

Sales increased by $22.9 million, or 14.8%, to $177.6 million in the second quarter of 2012, from $154.7 million for the same period of 2011. In the second quarter of 2012, $176.3 million, or 99.3% of the total sales, were from the liquid crop nutrient, and $1.3 million, or 0.7% of the total sales, were from the powder animal nutrient. For the liquid crop nutrient, the original crop nutrient product contributed $155.6 million, or 88.2% of total liquid crop nutrient sales, while the two new products for crop seeds and roots contributed $20.7 million, or 11.8% of the total liquid crop nutrient sales. During the second quarter of 2012, the number of branded retailers increased from 30,886 to 32,015, with the majority of newly recruited branded retailers located in Hebei, Shanxi, Jiangsu and Henan provinces.

Gross profit was $108.1 million in the second quarter of 2012, compared to $91.8 million in the same period of 2011, an increase of 17.8%. Gross margin was 60.9% in the second quarter of 2012, compared to 59.3% for the same period of 2011. The increase in gross margin was mainly due to the decreased purchase price of certain raw materials.

Selling expenses increased by $9.4 million, or 32.2%, to $38.6 million in the second quarter of 2012, from $29.2 million for the same period of 2011. The increase in selling expenses was primarily due to an increase in advertising and promotion expense, and distributors’ seminar expenditure of $9.3 million related to marketing and promotional activities in our markets.

General and administrative (“G&A”) expenses increased by $3.0 million, or 54.8%, to $8.6 million in the second quarter of 2012, from $5.6 million for the same period of 2011. The increase in general and administrative expenses was mainly due to an increase in management equity compensation expenses and other administrative related expenditure for the three months ended June 30, 2012.

Research and development ("R&D") expenses were $7.4 million in the second quarter of 2012, compared to $5.6 million for the same period of 2011. The R&D expenses mainly consisted of field testing expenses for new products and tests on different crops and in newly developed markets.

Income from operations was $53.5 million in the second quarter of 2012, compared to $51.5 million in the same period of 2011. Excluding non-cash expenses related to share-based compensation for management and independent directors and the amortization of the acquired Hebei customer list, second quarter 2012 adjusted income from operations was $55.4 million, or 31.2% of sales.* The increase in income from operations was mainly due to the sales growth combined with lower purchase price of certain raw materials.

Net income attributable to Yongye was $41.1 million, or $0.74 per diluted share in the second quarter of 2012, compared to a net income of $39.5 million, or $0.77 per diluted share, in the same period of 2011. The Company recorded non-cash income related to a change in fair value of derivative liabilities of $9,889 in the second quarter of 2012. Excluding the impact of non-cash expenses related to share-based compensation for management and independent directors, the amortization of the acquired Hebei customer list, and a change in the fair value of derivative liabilities, adjusted net income attributable to Yongye for the second quarter of 2012 was $43.0 million, or $0.78 per diluted share, compared to adjusted net income of $40.5 million, or $0.82 per diluted share in the same period of 2011.*

Six Month Financial Results

Revenue for the six months ended June 30, 2012 increased 18.1% to $242.0 million from $204.9 million for the comparable period in 2011, while gross profit was $143.5 million, compared to $119.1 million in the first six months of 2011. Gross margin was 59.3% for the six months ended June 30, 2012, as compared to 58.1% for the same period of 2011. Income from operations in the first six months of 2012 was $75.4 million, compared to $62.8 million in the first six months of 2011. Net income attributable to Yongye for the first six months of 2012 was $57.5 million, compared to $47.9 million in the prior year period. In the first six months 2012, net income per diluted share was $1.02, as compared to $0.94 diluted earnings per share for the same period of 2011.

(*) See the table following this press release for a reconciliation of gross profit, income from operations, net income and diluted EPS to exclude non-cash items related to share-based compensation for management and independent directors, the amortization of the acquired Hebei customer list, and a change in the fair value of derivative liabilities to the comparable financial measure prepared in accordance with US Generally Accepted Accounting Principles ("U.S. GAAP").

Financial Condition

As of June 30, 2012, the Company had $82.0 million in cash and restricted cash, compared to $81.2 million as of December 31, 2011. Working capital was $329.6 million, compared to $270.4 million at the end of 2011. The Company had $25.3 million in short-term bank loans and $11.0 million in long-term debt as of June 30, 2012.  Stockholders' equity totaled $395.7 million as of June 30, 2012, compared to $331.9 million at the end of 2011. Cash flow provided by operating activities was $8.1 million and cash flow used in operating activities was $(27.8) million for the six months ended June 30, 2012 and 2011, respectively. The change was primarily due to the decrease of $31.7 million in working capital consumption. That was mainly driven by collection of accounts receivable, partially offset by a higher inventory balance. Other factor includes an increase of $9.6 million in earnings.

Recent Developments

  On June 8, 2012, the Company held its 2012 Annual Meeting of Shareholders at the Company's offices in Hohhot, Inner Mongolia, China. At the meeting, Yongye shareholders approved the reelection of Zishen Wu, Nan Xu, Xiaochuan Guo, Sean Shao, Xindan Li and Rijun Zhang as members of the Board of Directors for a one-year term expiring at the 2013 annual meeting of shareholders. Additionally, holders of the Company's Series A preferred shares reappointed Homer Sun as their designee to the Board of Directors and the Company's shareholders ratified the appointment of KPMG as the Company's independent auditors for the fiscal year ending December 31, 2012.
  On April 3 2012, the Company provided an update on accounts receivable collection as of the quarter ended March 31, 2012. During the first quarter of 2012, the Company collected $140 million of $154 million accounts receivable, net of allowance for doubtful accounts at the end of the year of 2011. The Company has taken measures to increase its collection efforts and closely monitor its distributors' financial status. In the second quarter of 2012, the Company collected the accounts receivable balance of $71 million including the remaining $14 million at the end of 2011.

  On March 23, 2012, the Company announced that it had launched two new fulvic acid based crop nutrient products, Zhongbaosheng and Qianggenbao, in the first quarter of 2012. The two products are complementary to Yongye's existing Shengmingsu products and help the Company break into the nutrient market for seed and root nutrient products in China. Both products were developed by the Company's industry leading research and development team, and have been successfully field tested extensively throughout China.
  On March 5, 2012, the lead plaintiffs in the previously announced class action lawsuit filed against the Company by Robbins Geller Rudman & Dowd LLP in the United States District Court Southern District of New York in May 2011 voluntarily dismissed by the suit with prejudice as to themselves as named plaintiffs. Yongye did not incur any material legal fees, charges or costs related to this class action lawsuit or its voluntary dismissal.

Business Outlook

For the full year 2012, the Company reiterates its expected sales between $495 million and $515 million and adjusted net income between $110 million and $120 million, which excludes the impact of non-cash expenses related to share-based compensation for management and independent directors, the amortization of the acquired Hebei customer list, and a change in the fair value of derivative liabilities. The Company also expects that its branded retailer network will be expanded to 35,000 by the end of 2012, which represents a 16.3% increase over the 2011 year-end number of 30,086.

Conference Call

The Company will host a conference call at 8:30 a.m. Eastern Time on August 9, 2012, to discuss its second quarter and half year 2012 results.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: +1 (866) 519-4004. International callers should dial +1 (718) 354-1231. The conference pass code is 175 57 831.

For those who are unable to participate on the live conference call, a replay will be available for fourteen days starting from 11:30 a.m. Eastern Time on August 9 to 23:59 Eastern Time on August 23. To access the replay, please dial +1 (866) 214-5335. International callers should dial +1 (718) 354-1232. The replay pass code is 175 57 831. A webcast recording of the conference call will be accessible through Yongye's website at www.yongyeintl.com.

Use of Non-GAAP Financial Measures

GAAP results for the three months and six months ended June 30, 2012 and 2011 include non-cash items related to share-based compensation for management and independent directors, the amortization of the acquired Hebei customer list, and a change in the fair value of derivative liabilities.  To supplement the Company's condensed consolidated financial statements presented on a U.S. GAAP basis, the Company has provided adjusted financial information excluding the impact of these items in this release. Such adjustment is a departure of U.S. GAAP; however, the Company's management believes that these adjusted measures provide investors with a better understanding of how the results relate to the Company's historical performance. These adjusted measures should not be considered an alternative to net income, or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP.  These measures are not necessarily comparable to a similarly titled measure of another company. A reconciliation of the adjustments to U.S. GAAP results appears in the table accompanying this press release. This additional adjusted information is not meant to be considered in isolation or as a substitute for U.S. GAAP financials. The adjusted financial information that the Company provides also may differ from the adjusted information provided by other companies.

About Yongye International, Inc.

Yongye International, Inc. is a leading crop nutrient company headquartered in Beijing, with its production facilities located in Hohhot, Inner Mongolia, China. Yongye’s principal product is a liquid crop nutrient, from which the Company derived substantially all of the sales in 2011. The Company also produces powder animal nutrient product which is mainly used for dairy cows. Both products are sold under the trade name "Shengmingsu," which means "life essential" in Chinese. The Company's patented formula utilizes fulvic acid as the primary compound base and is combined with various micro and macro nutrients that are essential for the health of the crops. The Company sells its products primarily to provincial level distributors, who sell to the end-users either directly or indirectly through county-level and village-level distributors. For more information, please visit the Company's website at www.yongyeintl.com.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contacts

Yongye International, Inc.

Ms. Kelly Wang

Finance Director – Capital Markets

Phone: +86-10-8231-9608

E-mail: ir@yongyeintl.com

Ms. Wendy Xuan

Business Associate

Phone: +86-10-8232-8866 x 8827

E-mail: ir@yongyeintl.com

FTI Consulting

Mr. John Capodanno (U.S. Contact)

Phone: +1-212-850-5705

E-mail: john.capodanno@fticonsulting.com

(Financial Tables to Follow)

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YONGYE INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS

	June 30, 2012		December 31, 2011
Current assets
Cash	US$	81,952,040	US$	81,154,880
Restricted cash		40,000		40,000
Accounts receivable, net of allowance for doubtful accounts		188,359,652		153,629,522
Inventories		103,720,614		86,117,000
Deposits to suppliers		25,240,430		2,664,360
Prepaid expenses		774,372		4,954,359
Other receivables		253,299		385,263
Deferred tax assets		1,349,974		2,283,388
Total Current Assets		401,690,381		331,228,772

Property, plant and equipment, net		21,787,890		21,929,444
Intangible asset, net		20,346,860		21,649,890
Land use right, net		6,111,971		6,129,151
Prepayment for mining project		35,760,100		35,511,520
Other assets		44,682,486		31,621,465
Goodwill		10,769,499		10,694,636
Total Assets		541,149,187		458,764,878

Current liabilities
Short-term bank loans		25,339,309		28,308,563
Long-term loans and payables - current portion		7,518,593		4,279,234
Accounts payable		12,175,256		13,098,183
Income tax payable		8,802,549		3,161,538
Advance from customers		138,951		4,095,580
Accrued expenses		14,888,397		4,437,220
Other payables		2,956,623		3,159,070
Derivative liabilities - fair value of warrants		247,896		317,183
Total Current Liabilities		72,067,574		60,856,571

Long-term loans and payables		11,036,284		7,464,683
Other non-current liability		4,327,927		4,297,842
Deferred tax liabilities		6,831,827		4,857,800
Total Liabilities		94,263,612		77,476,896

Redeemable Series A convertible preferred shares: par value $.001; 7,969,044 shares authorized; 6,079,545 shares and 5,681,818 shares issued and outstanding as of June 30, 2012 and December 31, 2011, respectively		51,208,657		49,399,990

Equity
Common stock: par value $.001; 75,000,000 shares authorized; 49,370,711 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively		49,371		49,371
Additional paid-in capital		153,079,165		150,654,849
Retained earnings		204,488,483		148,804,997
Accumulated other comprehensive income		19,594,212		17,078,758
Total equity attributable to Yongye International, Inc.		377,211,231		316,587,975
Noncontrolling interest		18,465,687		15,300,017
Total Equity		395,676,918		331,887,992

Commitments and Contingencies		-		-

Total Liabilities, Redeemable Series A Convertible Preferred Shares and Equity		541,149,187		458,764,878

YONGYE INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the Three Months Ended				For the Six Months Ended
	June 30, 2012		June 30, 2011		June 30, 2012		June 30, 2011

Sales	US$	177,625,986	US$	154,704,865	US$	241,991,630	US$	204,926,076

Cost of sales		69,535,733		62,939,174		98,488,872		85,860,458

Gross profit		108,090,253		91,765,691		143,502,758		119,065,618

Selling expenses		38,554,590		29,152,923		52,757,647		36,834,243

Research and development expenses		7,384,804		5,555,634		8,893,542		6,608,614

General and administrative expenses (including a reversal of allowance for doubtful accounts of US$6,334,832 and nil for six months ended June 30, 2012 and 2011, respectively)		8,646,763		5,586,019		6,437,292		12,864,324

Income from operations		53,504,096		51,471,115		75,414,277		62,758,437

Other income/(expenses)
Interest expense		(1,102,126)		(291,751)		(2,106,295)		(309,862)
Interest income		75,336		16,860		135,410		27,164
Subsidy income		-		655,071		-		655,071
Other income, net		2,662		26,560		34,716		101,619
Change in fair value of derivative liabilities		9,889		83,435		69,287		413,587

Total other (expenses) /income, net		(1,014,239)		490,175		(1,866,882)		887,579

Earnings before income tax expense		52,489,857		51,961,290		73,547,395		63,646,016

Income tax expense		9,272,206		10,127,255		13,012,428		12,760,047

Net income		43,217,651		41,834,035		60,534,967		50,885,969
Less: Net income attributable to the noncontrolling interest		2,107,788		2,297,271		3,042,814		2,982,777

Net income attributable to Yongye International, Inc.		41,109,863		39,536,764		57,492,153		47,903,192

Net income per share of common stock:
Basic		0.75		0.78		1.02		0.95
Diluted		0.74		0.77		1.02		0.94

Weighted average shares used in computation:
Basic		49,370,711		49,276,070		49,370,711		48,734,565
Diluted		49,445,176		49,378,396		49,453,572		48,845,281

Net income		43,217,651		41,834,035		60,534,967		50,885,969
Other comprehensive income
Foreign currency translation adjustment, net of nil income taxes		297,059		3,845,490		2,638,310		5,672,157

Comprehensive income		43,514,710		45,679,525		63,173,277		56,558,126
Less: Comprehensive income attributable to the noncontrolling interest		2,121,775		2,469,167		3,165,670		3,234,579
Comprehensive income attributable to Yongye International, Inc.		41,392,935		43,210,358		60,007,607		53,323,547

YONGYE INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	June 30, 2012		June 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	US$	60,534,967	US$	50,885,969
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Depreciation and amortization		7,072,522		3,261,186
Reversal of allowance for doubtful accounts		(6,334,832)		-
Change in fair value of derivative liabilities		(69,287)		(413,587)
Stock compensation expense		2,424,316		4,950,600
Deferred tax expense		300,108		162,234
Changes in operating assets and liabilities:
Accounts receivable		(27,170,173)		(115,140,649)
Inventories		(17,028,433)		23,582,770
Deposit to suppliers		(22,118,726)		(41,373,219)
Prepaid expenses		4,212,958		(693,128)
Other receivables		134,726		(5,805)
Other assets		(5,099,274)		(1,995,399)
Accounts payable		(1,002,120)		12,662,550
Income tax payable		5,610,204		8,251,950
Advance from customers		(3,988,722)		606,546
Accrued expenses		10,413,691		26,366,405
Other payables		193,633		1,108,043
Net Cash Provided by/(Used in) Operating Activities		8,085,558		(27,783,534)

CASH FLOWS FROM INVESTING ACTIVITIES
Payment for intangible asset		-		(3,000,000)
Purchase of property, plant and equipment		(1,449,852)		(1,608,789)
Net Cash Used in Investing Activities		(1,449,852)		(4,608,789)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term bank loans		25,318,859		15,384,852
Repayment of long-term loans and payables		(3,091,865)		(351,242)
Repayment of short-term bank loans		(28,483,717)		-
Proceeds from preferred shares, net of issuance cost of $600,010		-		49,399,990
Net Cash (Used in)/Provided by Financing Activities		(6,256,723)		64,433,600

EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH		418,177		878,510
NET INCREASE IN CASH		797,160		32,919,787
Cash at beginning of period		81,154,880		41,913,469
Cash at end of period		81,952,040		74,833,256

Supplemental cash flow information:

Cash paid for income taxes		7,128,066		4,345,862
Cash paid for interest expense		2,069,219		309,862

Noncash investing and financing activities:
Acquisition of property, plant and equipment included in other payables		422,754		1,081,041
Acquisition of other assets by assuming long-term loans and payables		9,820,930		1,977,956
Paid-in-kind dividends on redeemable Series A convertible preferred shares		1,808,667		-

YONGYE INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL DATA

	Gross Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
GAAP amount per consolidated statement of income	$108,090,253	$91,765,691	$143,502,758	$119,065,618
Amortization of the acquired Hebei customer list	$723,827	$703,727	$1,448,871	$1,398,845
Adjusted Amount	$108,814,080	$92,469,418	$144,951,629	$120,464,463

	Income from Operations
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
GAAP amount per consolidated statement of income	$53,504,096	$51,471,115	$75,414,277	$62,758,437
Amortization of the acquired Hebei customer list	$723,827	$703,727	$1,448,871	$1,398,845
Non-cash management compensation expense	$1,212,158	$370,866	$2,424,316	$4,950,600
Adjusted Amount	$55,440,081	$52,545,708	$79,287,464	$69,107,882

	Net income (attributable to Yongye)
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
GAAP amount per consolidated statement of income	$41,109,863	$39,536,764	$57,492,153	$47,903,192
Amortization of the acquired Hebei customer list	$723,827	$703,727	$1,448,871	$1,398,845
Non-cash management compensation expense	$1,212,158	$370,866	$2,424,316	$4,950,600
Change in fair value of derivative liabilities	$(9,889)	$(83,435)	$(69,287)	$(413,587)
Adjusted Amount	$43,035,959	$40,527,922	$61,296,053	$53,839,050

Weighted average shares -- diluted	49,445,176	49,378,396	49,453,572	48,845,281
Adjusted diluted earnings per share	$0.78	$0.82	$1.09	$1.10